Exhibit 99.1

News Release

Trustmark Corporation Announces Third Quarter 2026 Financial Results

Earnings Performance Supported by Net Interest Income Growth, Strong Credit Quality

and Strategic Actions to Enhance Future Profitability

JACKSON, Miss. – October 27, 2026 – Trustmark Corporation (NASDAQGS:TRMK) reported net income of $58.1 million in the third quarter of 2026, representing diluted earnings per share of $1.00. Trustmark’s performance during the third quarter produced a return on average tangible equity (ROATE) of 12.72% and a return on average assets (ROAA) of 1.21%. The Board of Directors declared a quarterly cash dividend of $0.25 per share payable December 15, 2026, to shareholders of record on December 1, 2026.

Third Quarter Highlights

•
As previously disclosed, Trustmark sold 34 bank branch properties in the third quarter and simultaneously entered into triple net lease agreements for each of the branches sold (“sale-leaseback transaction”). The sale-leaseback transaction resulted in a pre-tax gain of $61.5 million after transaction-related expenses. Following the completion of the sale-leaseback transaction, Trustmark executed a restructuring of its investment securities portfolio by reclassifying its securities held to maturity to securities available for sale. Trustmark then sold $629.5 million of lower-yielding investment securities with a weighted-average yield of approximately 1.4% and purchased $628.0 million of investment securities with a weighted-average yield of approximately 5.0%, which resulted in a pre-tax loss of $61.5 million. This pre-tax loss offset the pre-tax gain generated by the sale-leaseback transaction.
•
Loans held for investment (HFI) totaled $13.9 billion, down 0.3% from the prior quarter and up 2.4% year-over-year
•
Credit quality remained strong; nonperforming assets totaled $57.0 million, representing 0.40% of loans HFI and loans held for sale (HFS)
•
Deposits totaled $16.1 billion, a decrease of 0.1% from the prior quarter and an increase of 2.7% year-over-year; excluding the intentional decline in brokered deposits, deposits increased 1.2% linked-quarter
•
Revenue totaled $207.1 million, down 0.5% from the prior quarter and up 2.4% year-over-year
•
Net interest income (FTE) totaled $170.6 million, an increase of 1.2% linked-quarter and 3.2% year-over-year; the net interest margin totaled 3.84%, unchanged from the prior quarter
•
Noninterest expense totaled $134.4 million, up 0.6% linked-quarter and 2.7% year-over-year
•
Repurchased $60.9 million, or approximately 1.4 million shares, of common stock during the first nine months of 2026, including $20.1 million, or approximately 428 thousand shares, in the third quarter

Duane A. Dewey, President and CEO, stated, “Our third quarter results demonstrated the strength of our core franchise. Net interest income continued to grow, credit quality remained excellent, and excluding non-core deposit runoff, deposit growth was solid. During the quarter, we completed strategic actions that improve the flexibility and future earnings capacity of our balance sheet while continuing to return capital to shareholders through dividends and share repurchases. We believe Trustmark is well-positioned to deliver sustainable long-term value creation.”

Balance Sheet Management

•
Loans HFI decreased $43.9 million, or 0.3%, during the quarter and increased $321.0 million, or 2.4%, year-over-year
•
Deposits were stable linked-quarter and up $427.1 million, or 2.7%, year-over-year
•
Maintained strong capital position with CET1 ratio of 11.98% and total risk-based capital ratio of 14.57%

Despite elevated payoff activity and a highly competitive lending environment, loans HFI increased $321.0 million, or 2.4%, year-over-year supported by growth in the commercial and industrial, 1-4 family mortgage, construction, land development, consumer, and other loans and leases. Loans HFI totaled $13.9 billion at September 30, 2026, reflecting a decrease of $43.9 million, or 0.3%, linked-quarter. Production trends remained solid during the quarter, although growth was offset by continued elevated commercial loan payoffs. Trustmark’s loan portfolio remains well-diversified by loan type and geography.

Deposits totaled $16.1 billion at September 30, 2026, down $13.2 million, or 0.1%, from the prior quarter, and up $427.1 million, or 2.7%, year-over-year. Excluding the intentional decline in brokered deposits of $197.5 million in the third quarter, deposits increased $184.3 million, or 1.2%, linked-quarter, reflecting growth in personal, nonpersonal and public fund balances. Trustmark continues to maintain a strong liquidity position as loans HFI represented 86.4% of total deposits at the end of the third quarter. Noninterest-bearing deposits represented 20.3% of total deposits at September 30, 2026. The average balance of total deposits in the third quarter was $16.1 billion, an increase of $309.1 million, or 2.0%, linked-quarter and $716.2 million, or 4.7%, year-over-year. Interest-bearing deposit costs totaled 2.09% for the third quarter, an increase of 9 basis points linked-quarter, while the cost of total deposits was 1.67%, an increase of 8 basis points from the prior quarter.

During the third quarter, Trustmark repurchased $20.1 million, or approximately 428 thousand of its common shares. During the first nine months of 2026, Trustmark repurchased $60.9 million, or approximately 1.4 million of its common shares. As previously announced, Trustmark’s Board of Directors authorized a stock repurchase program effective January 1, 2026, under which $100.0 million of Trustmark’s outstanding shares may be acquired through December 31, 2026. The repurchase program, which is subject to market conditions and management discretion, will continue to be implemented through open market repurchases or privately negotiated transactions. At September 30, 2026, Trustmark’s tangible equity to tangible assets ratio was 9.37%, while the total risk-based capital ratio was 14.57%. Tangible book value per share was $30.42 at September 30, 2026, a decrease of 2.1% from the prior quarter and an increase of 2.8% from the prior year, reflecting the impact of higher market interest rates on accumulated other comprehensive income (loss), net of tax, related to the investment securities portfolio.

Credit Quality

•
Net provision for credit losses was $2.3 million in the third quarter
•
Net charge-offs totaled $1.0 million for the third quarter and represented 0.03% of average loans
•
Allowance for credit losses (ACL) represented 1.07% of loans HFI and 560.10% of nonaccrual loans, excluding individually analyzed loans, at September 30, 2026

Nonaccrual loans totaled $54.3 million at September 30, 2026, up $4.7 million from the prior quarter. Other real estate totaled $2.7 million, reflecting a decrease of $2.5 million from the prior quarter. Collectively, nonperforming assets totaled $57.0 million at September 30, 2026, an increase of $2.2 million, or 4.0%, from the prior quarter and represented 0.40% of loans HFI and HFS.

The provision for credit losses for loans HFI was $1.2 million in the third quarter. The provision for credit losses for off-balance sheet credit exposures was $1.1 million in the third quarter, primarily driven by a $203.0 million increase in unfunded commitments. Collectively, the provision for credit losses totaled $2.3 million in the third quarter compared to a provision of $6.0 million (excluding the $9.2 million release in provision related to the mortgage loan sale) in the prior quarter and $1.7 million in the third quarter of 2025.

Allocation of Trustmark’s $148.3 million ACL on loans HFI represented 0.90% of commercial loans and 1.61% of consumer and home mortgage loans, resulting in an ACL to total loans HFI of 1.07% at September 30, 2026. Management believes the level of the ACL is commensurate with the credit losses currently expected in the loan portfolio.

Revenue Generation

•
Net interest income (FTE) totaled $170.6 million in the third quarter, up $2.0 million, or 1.2%, linked-quarter
•
Net interest margin totaled 3.84% in the third quarter, unchanged from the prior quarter
•
Wealth management revenue expanded 2.2% linked-quarter to $11.2 million

Revenue in the third quarter totaled $207.1 million, a decrease of 0.5% from the prior quarter. The linked-quarter change reflects a decline in noninterest income offset in part by growth in net interest income. Net interest income (FTE) in the third quarter expanded to $170.6 million, resulting in a net interest margin of 3.84%, unchanged from the prior quarter. Fee income reflected normal quarterly variability, including lower mortgage banking revenue and cash management fees, partly offset by continued growth in wealth management revenue. Noninterest income in the third quarter totaled $39.5 million, a decrease of $3.1 million, or 7.2%, from the prior quarter.

Wealth management revenue in the third quarter totaled $11.2 million, an increase of $239 thousand, or 2.2%, from the prior quarter and $1.4 million, or 13.9%, year-over-year. The growth linked-quarter reflected increased brokerage services revenue offset in part by lower trust management revenue while the year-over-year growth reflected higher trust management and brokerage services revenue.

Service charges on deposit accounts totaled $10.6 million in the third quarter, up $251 thousand, or 2.4%, linked-quarter and down $625 thousand, or 5.6%, year-over-year. Bank card and other fees totaled $8.1 million in the third quarter, down $594 thousand from the prior quarter principally due to reduced customer derivative revenue and miscellaneous other fees. Year-over-year, bank card and other fees declined $169 thousand primarily due to lower interchange income and miscellaneous other fees.

Mortgage loan production in the third quarter totaled $421.4 million, down 11.7% from the prior quarter and up 8.2% year-over-year. Mortgage banking revenue totaled $7.9 million in the third quarter, down $1.0 million, or 11.6%, linked-quarter and $302 thousand, or 3.7%, year-over-year. The linked-quarter decline was principally attributable to reduced gain on sale of loans, net.

Other, net totaled $1.7 million in the third quarter, a decline of $1.9 million from the prior quarter reflecting lower investment partnership and cash management revenue. Year-over-year other, net decreased $705 thousand, reflecting decreased cash management revenue.

The gain on the sale-leaseback transaction of $61.5 million offset the securities losses of $61.5 million resulting from the restructuring of the investment securities portfolio.

Noninterest Expense

•
Total noninterest expense increased $753 thousand, or 0.6%, linked-quarter
•
Salaries and employee benefits expense increased $1.7 million, or 2.3%, linked-quarter
•
Other expense declined $1.7 million, or 10.4%, linked-quarter

Expenses remained generally stable during the quarter. Higher occupancy costs associated with the branch sale-leaseback transaction were substantially offset by disciplined management of personnel and discretionary expenses. Noninterest expense in the third quarter totaled $134.4 million, an increase of $753 thousand, or 0.6%, from the prior quarter and $3.5 million, or 2.7%, year-over-year. Salaries and employee benefits expense totaled $74.7 million in the third quarter, an increase of $1.7 million, or 2.3%, linked-quarter and $3.2 million, or 4.4%, year-over-year. Net occupancy-premises expense totaled $8.6 million, an increase of $827 thousand, or 10.7%, linked-quarter and $781 thousand, or 10.0%, year-over-year. The increases were driven by increased lease, maintenance and utility expense. Total other expense in the third quarter was $14.3 million, a decrease of $1.7 million, or 10.4%, linked-quarter and $2.2 million, or 13.2%, year-over-year. The linked-quarter change is attributable to decreased other real estate expense, other miscellaneous expense, and loan expense.

Additional Information

As previously announced, Trustmark will conduct a conference call with analysts on Wednesday, October 28, 2026, at 8:30 a.m. Central Time to discuss the Corporation’s financial results. Interested parties may listen to the conference call by dialing (877) 317-3051 or by clicking on the link provided under the Investor Relations section of our website at www.trustmark.com. A replay of the conference call will also be available through Wednesday, November 11, 2026, in archived format at the same web address or by calling (855) 669-9658, passcode 6657939.

Trustmark is a financial services company providing banking and financial solutions through offices in Alabama, Florida, Georgia, Mississippi, Tennessee and Texas.

Forward-Looking Statements

Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “seek,” “continue,” “could,” “would,” “future” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things, and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements. You should be aware that the occurrence of the events described under the caption “Risk Factors” in Trustmark’s filings with the Securities and Exchange Commission (SEC) could have an adverse effect on our business, results of operations or financial condition. Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected.

Risks that could cause actual results to differ materially from current expectations of Management include, but are not limited to, actions by the Board of Governors of the Federal Reserve System (FRB) that impact the level of market interest rates, local, state, national and international economic and market conditions, conditions in the housing and real estate markets in the regions in which Trustmark operates, conditions and changes, including volatility, in the credit and financial markets, changes in the level of nonperforming assets and charge-offs, an increase in unemployment levels, a slowdown in economic growth, changes in our ability to measure the fair value of assets in our portfolio, changes in the level and/or volatility of market interest rates, the impacts related to or resulting from bank failures and other economic and industry volatility, including potential increased regulatory requirements, the demand for the products and services we offer, potential unexpected adverse outcomes in pending litigation matters, our ability to attract and retain noninterest-bearing deposits and other low-cost funds, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, changes in accounting standards and practices, including changes in the interpretation of existing standards, that affect our consolidated financial statements, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of our borrowers, greater than expected costs or difficulties related to the integration of acquisitions or new products and lines of business, cyber-attacks and other breaches which could affect our information system security, natural disasters, environmental disasters, pandemics or other health crises, acts of war or terrorism, potential market or regulatory effects of the current United States presidential administration’s policies, changes to the credit rating of U.S. Government securities and other risks described in our filings with the SEC.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Except as required by law, we undertake no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Trustmark Investor Contacts:	Trustmark Media Contact:
Joseph E. Bond	Melanie A. Morgan
Treasurer and	Executive Vice President
Principal Financial Officer	601-208-2979
601-208-7298

F. Joseph Rein, Jr.

Executive Vice President

601-208-6898

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2026
($ in thousands)
(unaudited)

				Linked Quarter		Year over Year
QUARTERLY AVERAGE BALANCES	9/30/2026	6/30/2026	9/30/2025	$ Change	% Change	$ Change	% Change
Securities available for sale	$2,325,076	$1,921,541	$1,740,647	$403,535	21.0%	$584,429	33.6%
Securities held to maturity	753,158	1,147,616	1,279,020	(394,458)	-34.4%	(525,862)	-41.1%
Total securities	3,078,234	3,069,157	3,019,667	9,077	0.3%	58,567	1.9%
Loans held for sale (LHFS) (1)	279,242	293,294	216,704	(14,052)	-4.8%	62,538	28.9%
Loans held for investment (LHFI) (1)	13,818,079	13,892,209	13,485,334	(74,130)	-0.5%	332,745	2.5%
Other earning assets	439,189	370,080	389,021	69,109	18.7%	50,168	12.9%
Total earning assets	17,614,744	17,624,740	17,110,726	(9,996)	-0.1%	504,018	2.9%
Allowance for credit losses (ACL), LHFI	(147,729)	(160,008)	(167,775)	12,279	7.7%	20,046	11.9%
Other assets	1,627,559	1,628,588	1,627,362	(1,029)	-0.1%	197	0.0%
Total assets	$19,094,574	$19,093,320	$18,570,313	$1,254	0.0%	$524,261	2.8%

Interest-bearing demand deposits	$8,274,891	$8,072,774	$7,747,480	$202,117	2.5%	$527,411	6.8%
Savings deposits	969,021	981,816	976,664	(12,795)	-1.3%	(7,643)	-0.8%
Time deposits	3,583,519	3,500,054	3,439,180	83,465	2.4%	144,339	4.2%
Total interest-bearing deposits	12,827,431	12,554,644	12,163,324	272,787	2.2%	664,107	5.5%
Fed funds purchased and repurchases	194,076	400,495	419,802	(206,419)	-51.5%	(225,726)	-53.8%
Other borrowings	136,311	312,413	283,629	(176,102)	-56.4%	(147,318)	-51.9%
Subordinated notes	172,153	172,078	123,831	75	0.0%	48,322	39.0%
Junior subordinated debt securities	61,856	61,856	61,856	—	0.0%	—	0.0%
Total interest-bearing liabilities	13,391,827	13,501,486	13,052,442	(109,659)	-0.8%	339,385	2.6%
Noninterest-bearing deposits	3,246,664	3,210,375	3,194,587	36,289	1.1%	52,077	1.6%
Other liabilities	310,090	237,612	232,911	72,478	30.5%	77,179	33.1%
Total liabilities	16,948,581	16,949,473	16,479,940	(892)	0.0%	468,641	2.8%
Shareholders' equity	2,145,993	2,143,847	2,090,373	2,146	0.1%	55,620	2.7%
Total liabilities and equity	$19,094,574	$19,093,320	$18,570,313	$1,254	0.0%	$524,261	2.8%

(1) During the first quarter of 2026, Trustmark began reporting the averages for LHFS and LHFI separately. Prior periods have been reclassified accordingly.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2026
($ in thousands)
(unaudited)

				Linked Quarter		Year over Year
PERIOD END BALANCES	9/30/2026	6/30/2026	9/30/2025	$ Change	% Change	$ Change	% Change
Cash and due from banks	$710,165	$669,892	$732,826	$40,273	6.0%	$(22,661)	-3.1%
Securities available for sale	2,968,327	1,941,624	1,814,245	1,026,703	52.9%	1,154,082	63.6%
Securities held to maturity	—	1,134,823	1,268,459	(1,134,823)	-100.0%	(1,268,459)	-100.0%
LHFS	245,564	300,529	228,141	(54,965)	-18.3%	17,423	7.6%
LHFI	13,869,171	13,913,023	13,548,156	(43,852)	-0.3%	321,015	2.4%
ACL LHFI	(148,338)	(148,189)	(165,242)	(149)	-0.1%	16,904	10.2%
Net LHFI	13,720,833	13,764,834	13,382,914	(44,001)	-0.3%	337,919	2.5%
Premises and equipment, net	199,475	228,701	227,805	(29,226)	-12.8%	(28,330)	-12.4%
Mortgage servicing rights	158,081	141,763	131,676	16,318	11.5%	26,405	20.1%
Goodwill	334,605	334,605	334,605	—	0.0%	—	0.0%
Other real estate	2,697	5,208	8,325	(2,511)	-48.2%	(5,628)	-67.6%
Operating lease right-of-use assets	104,769	32,947	33,012	71,822	n/m	71,757	n/m
Other assets	663,835	637,544	639,502	26,291	4.1%	24,333	3.8%
Total assets	$19,108,351	$19,192,470	$18,801,510	$(84,119)	-0.4%	$306,841	1.6%

Deposits:
Noninterest-bearing	$3,262,885	$3,373,546	$3,321,132	$(110,661)	-3.3%	$(58,247)	-1.8%
Interest-bearing	12,795,175	12,697,669	12,309,842	97,506	0.8%	485,333	3.9%
Total deposits	16,058,060	16,071,215	15,630,974	(13,155)	-0.1%	427,086	2.7%
Fed funds purchased and repurchases	205,000	360,000	420,000	(155,000)	-43.1%	(215,000)	-51.2%
Other borrowings	136,301	137,853	208,366	(1,552)	-1.1%	(72,065)	-34.6%
Subordinated notes	172,195	172,119	123,867	76	0.0%	48,328	39.0%
Junior subordinated debt securities	61,856	61,856	61,856	—	0.0%	—	0.0%
ACL on off-balance sheet credit exposures	28,619	27,534	26,186	1,085	3.9%	2,433	9.3%
Operating lease liabilities	109,137	37,091	37,100	72,046	n/m	72,037	n/m
Other liabilities	243,924	181,171	178,893	62,753	34.6%	65,031	36.4%
Total liabilities	17,015,092	17,048,839	16,687,242	(33,747)	-0.2%	327,850	2.0%
Common stock	12,044	12,132	12,528	(88)	-0.7%	(484)	-3.9%
Capital surplus	24,378	42,695	123,435	(18,317)	-42.9%	(99,057)	-80.3%
Retained earnings	2,174,556	2,131,086	1,997,685	43,470	2.0%	176,871	8.9%
Accumulated other comprehensive income (loss), net of tax	(117,719)	(42,282)	(19,380)	(75,437)	n/m	(98,339)	n/m
Total shareholders' equity	2,093,259	2,143,631	2,114,268	(50,372)	-2.3%	(21,009)	-1.0%
Total liabilities and equity	$19,108,351	$19,192,470	$18,801,510	$(84,119)	-0.4%	$306,841	1.6%

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2026
($ in thousands except per share data)
(unaudited)

	Quarter Ended			Linked Quarter		Year over Year
INCOME STATEMENTS	9/30/2026	6/30/2026	9/30/2025	$ Change	% Change	$ Change	% Change
Interest and fees on LHFS & LHFI-fully taxable equivalent (FTE)	$211,990	$209,557	$214,636	$2,433	1.2%	$(2,646)	-1.2%
Interest on securities	27,914	26,952	26,625	962	3.6%	1,289	4.8%
Other interest income	3,932	3,854	4,233	78	2.0%	(301)	-7.1%
Total interest income-FTE	243,836	240,363	245,494	3,473	1.4%	(1,658)	-0.7%
Interest on deposits	67,582	62,629	71,065	4,953	7.9%	(3,483)	-4.9%
Interest on fed funds purchased and repurchases	1,843	3,748	4,626	(1,905)	-50.8%	(2,783)	-60.2%
Other interest expense	3,843	5,426	4,585	(1,583)	-29.2%	(742)	-16.2%
Total interest expense	73,268	71,803	80,276	1,465	2.0%	(7,008)	-8.7%
Net interest income-FTE	170,568	168,560	165,218	2,008	1.2%	5,350	3.2%
Provision for credit losses (PCL), LHFI	1,179	4,452	1,390	(3,273)	-73.5%	(211)	-15.2%
PCL, off-balance sheet credit exposures	1,085	1,531	295	(446)	-29.1%	790	n/m
PCL, LHFI sale of 1-4 family mortgage loans	—	(9,227)	—	9,227	100.0%	—	n/m
Net interest income after provision-FTE	168,304	171,804	163,533	(3,500)	-2.0%	4,771	2.9%
Service charges on deposit accounts	10,626	10,375	11,251	251	2.4%	(625)	-5.6%
Bank card and other fees	8,149	8,743	8,318	(594)	-6.8%	(169)	-2.0%
Mortgage banking, net	7,880	8,914	8,182	(1,034)	-11.6%	(302)	-3.7%
Wealth management	11,161	10,922	9,798	239	2.2%	1,363	13.9%
Other, net	1,677	3,617	2,382	(1,940)	-53.6%	(705)	-29.6%
Gain on sale-leaseback, net	61,518	—	—	61,518	n/m	61,518	n/m
Securities gains (losses), net	(61,511)	—	—	(61,511)	n/m	(61,511)	n/m
Total noninterest income	39,500	42,571	39,931	(3,071)	-7.2%	(431)	-1.1%
Salaries and employee benefits	74,684	72,990	71,508	1,694	2.3%	3,176	4.4%
Services and fees	29,945	29,748	28,777	197	0.7%	1,168	4.1%
Net occupancy-premises	8,555	7,728	7,774	827	10.7%	781	10.0%
Equipment expense	6,958	7,267	6,410	(309)	-4.3%	548	8.5%
Other expense	14,294	15,950	16,464	(1,656)	-10.4%	(2,170)	-13.2%
Total noninterest expense	134,436	133,683	130,933	753	0.6%	3,503	2.7%
Income before income taxes and FTE adjustment	73,368	80,692	72,531	(7,324)	-9.1%	837	1.2%
FTE adjustment (1)	2,921	2,930	2,777	(9)	-0.3%	144	5.2%
Income before income taxes	70,447	77,762	69,754	(7,315)	-9.4%	693	1.0%
Income taxes	12,373	14,240	12,967	(1,867)	-13.1%	(594)	-4.6%
Net income	$58,074	$63,522	$56,787	$(5,448)	-8.6%	$1,287	2.3%

Per share data
Basic earnings per share	$1.00	$1.09	$0.94	$(0.09)	-8.3%	$0.06	6.4%
Diluted earnings per share	$1.00	$1.08	$0.94	$(0.08)	-7.4%	$0.06	6.4%
Dividends per share	$0.25	$0.25	$0.24	$—	0.0%	$0.01	4.2%

Weighted average shares outstanding
Basic	57,982,213	58,470,366	60,299,193
Diluted	58,224,180	58,697,955	60,540,158
Period end shares outstanding	57,804,451	58,225,687	60,126,376

(1) Trustmark's FTE adjustment is calculated using the federal statutory corporate tax rate.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2026
($ in thousands)
(unaudited)

	Quarter Ended			Linked Quarter		Year over Year
NONPERFORMING ASSETS	9/30/2026	6/30/2026	9/30/2025	$ Change	% Change	$ Change	% Change
Nonaccrual LHFI
Alabama	$11,792	$12,012	$3,475	$(220)	-1.8%	$8,317	n/m
Florida	488	514	460	(26)	-5.1%	28	6.1%
Mississippi (1)	36,954	31,078	62,502	5,876	18.9%	(25,548)	-40.9%
Tennessee (2)	2,936	2,936	2,293	—	0.0%	643	28.0%
Texas	2,177	3,118	15,225	(941)	-30.2%	(13,048)	-85.7%
Total nonaccrual LHFI	54,347	49,658	83,955	4,689	9.4%	(29,608)	-35.3%
Other real estate
Alabama	367	1,356	656	(989)	-72.9%	(289)	-44.1%
Florida	222	—	—	222	n/m	222	n/m
Mississippi (1)	1,763	2,870	5,843	(1,107)	-38.6%	(4,080)	-69.8%
Tennessee (2)	147	982	927	(835)	-85.0%	(780)	-84.1%
Texas	198	—	899	198	n/m	(701)	-78.0%
Total other real estate	2,697	5,208	8,325	(2,511)	-48.2%	(5,628)	-67.6%
Total nonperforming assets	$57,044	$54,866	$92,280	$2,178	4.0%	$(35,236)	-38.2%

LOANS PAST DUE OVER 90 DAYS
LHFI	$4,127	$3,065	$4,853	$1,062	34.6%	$(726)	-15.0%

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$103,895	$109,508	$77,859	$(5,613)	-5.1%	$26,036	33.4%

	Quarter Ended			Linked Quarter		Year over Year
ACL LHFI	9/30/2026	6/30/2026	9/30/2025	$ Change	% Change	$ Change	% Change
Beginning Balance	$148,189	$160,431	$168,237	$(12,242)	-7.6%	$(20,048)	-11.9%
PCL, LHFI	1,179	4,452	1,390	(3,273)	-73.5%	(211)	-15.2%
PCL, LHFI sale of 1-4 family mortgage loans	—	(9,227)	—	9,227	100.0%	—	n/m
Charge-offs, sale of 1-4 family mortgage loans	—	(6,316)	—	6,316	100.0%	—	n/m
Charge-offs	(3,354)	(3,493)	(6,775)	139	4.0%	3,421	50.5%
Recoveries	2,324	2,342	2,390	(18)	-0.8%	(66)	-2.8%
Net (charge-offs) recoveries	(1,030)	(7,467)	(4,385)	6,437	86.2%	3,355	76.5%
Ending Balance	$148,338	$148,189	$165,242	$149	0.1%	$(16,904)	-10.2%

NET (CHARGE-OFFS) RECOVERIES
Alabama	$(74)	$(140)	$(3,069)	$66	47.1%	$2,995	97.6%
Florida	(37)	73	2	(110)	n/m	(39)	n/m
Mississippi (1)	(836)	(7,287)	(1,520)	6,451	88.5%	684	45.0%
Tennessee (2)	(41)	(185)	(182)	144	77.8%	141	77.5%
Texas	(42)	72	384	(114)	n/m	(426)	n/m
Total net (charge-offs) recoveries	$(1,030)	$(7,467)	$(4,385)	$6,437	86.2%	$3,355	76.5%

(1) Mississippi includes Central and Southern Mississippi Regions.
(2) Tennessee includes Memphis, Tennessee and Northern Mississippi Regions.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2026
($ in thousands)
(unaudited)

	Quarter Ended					Nine Months Ended
AVERAGE BALANCES	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025	9/30/2026	9/30/2025
Securities available for sale	$2,325,076	$1,921,541	$1,853,316	$1,815,943	$1,740,647	$2,035,039	$1,737,673
Securities held to maturity	753,158	1,147,616	1,185,975	1,236,827	1,279,020	1,027,331	1,302,298
Total securities	3,078,234	3,069,157	3,039,291	3,052,770	3,019,667	3,062,370	3,039,971
LHFS (1)	279,242	293,294	279,444	229,697	216,704	283,993	201,683
LHFI (1)	13,818,079	13,892,209	13,739,423	13,632,256	13,485,334	13,816,858	13,321,655
Other earning assets	439,189	370,080	369,002	369,748	389,021	393,014	389,839
Total earning assets	17,614,744	17,624,740	17,427,160	17,284,471	17,110,726	17,556,235	16,953,148
ACL LHFI	(147,729)	(160,008)	(156,485)	(161,147)	(167,775)	(154,709)	(164,728)
Other assets	1,627,559	1,628,588	1,648,249	1,609,123	1,627,362	1,634,723	1,619,253
Total assets	$19,094,574	$19,093,320	$18,918,924	$18,732,447	$18,570,313	$19,036,249	$18,407,673

Interest-bearing demand deposits	$8,274,891	$8,072,774	$8,088,668	$8,000,614	$7,747,480	$8,146,126	$7,739,648
Savings deposits	969,021	981,816	976,267	963,759	976,664	975,675	986,468
Time deposits	3,583,519	3,500,054	3,498,295	3,447,188	3,439,180	3,527,602	3,305,267
Total interest-bearing deposits	12,827,431	12,554,644	12,563,230	12,411,561	12,163,324	12,649,403	12,031,383
Fed funds purchased and repurchases	194,076	400,495	429,778	402,772	419,802	340,586	413,752
Other borrowings	136,311	312,413	280,608	178,487	283,629	242,582	352,955
Subordinated notes	172,153	172,078	171,998	160,786	123,831	172,077	123,777
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856	61,856	61,856
Total interest-bearing liabilities	13,391,827	13,501,486	13,507,470	13,215,462	13,052,442	13,466,504	12,983,723
Noninterest-bearing deposits	3,246,664	3,210,375	3,032,730	3,185,575	3,194,587	3,164,040	3,141,082
Other liabilities	310,090	237,612	235,292	204,636	232,911	261,272	241,461
Total liabilities	16,948,581	16,949,473	16,775,492	16,605,673	16,479,940	16,891,816	16,366,266
Shareholders' equity	2,145,993	2,143,847	2,143,432	2,126,774	2,090,373	2,144,433	2,041,407
Total liabilities and equity	$19,094,574	$19,093,320	$18,918,924	$18,732,447	$18,570,313	$19,036,249	$18,407,673

(1) During the first quarter of 2026, Trustmark began reporting the averages for LHFS and LHFI separately. Prior periods have been reclassified accordingly.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2026
($ in thousands)
(unaudited)

PERIOD END BALANCES	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025
Cash and due from banks	$710,165	$669,892	$526,593	$668,007	$732,826
Securities available for sale	2,968,327	1,941,624	1,913,835	1,876,830	1,814,245
Securities held to maturity	—	1,134,823	1,159,676	1,207,454	1,268,459
LHFS	245,564	300,529	291,122	278,789	228,141
LHFI	13,869,171	13,913,023	13,877,971	13,674,233	13,548,156
ACL LHFI	(148,338)	(148,189)	(160,431)	(157,071)	(165,242)
Net LHFI	13,720,833	13,764,834	13,717,540	13,517,162	13,382,914
Premises and equipment, net	199,475	228,701	227,134	225,658	227,805
Mortgage servicing rights	158,081	141,763	136,796	131,289	131,676
Goodwill	334,605	334,605	334,605	334,605	334,605
Other real estate	2,697	5,208	7,316	6,957	8,325
Operating lease right-of-use assets	104,769	32,947	32,702	32,152	33,012
Other assets	663,835	637,544	640,005	646,308	639,502
Total assets	$19,108,351	$19,192,470	$18,987,324	$18,925,211	$18,801,510

Deposits:
Noninterest-bearing	$3,262,885	$3,373,546	$3,095,696	$3,036,504	$3,321,132
Interest-bearing	12,795,175	12,697,669	12,616,812	12,463,280	12,309,842
Total deposits	16,058,060	16,071,215	15,712,508	15,499,784	15,630,974
Fed funds purchased and repurchases	205,000	360,000	385,000	445,000	420,000
Other borrowings	136,301	137,853	292,532	364,762	208,366
Subordinated notes	172,195	172,119	172,042	171,966	123,867
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856
ACL on off-balance sheet credit exposures	28,619	27,534	26,003	27,951	26,186
Operating lease liabilities	109,137	37,091	36,819	36,250	37,100
Other liabilities	243,924	181,171	171,419	195,965	178,893
Total liabilities	17,015,092	17,048,839	16,858,179	16,803,534	16,687,242
Common stock	12,044	12,132	12,226	12,296	12,528
Capital surplus	24,378	42,695	62,051	81,951	123,435
Retained earnings	2,174,556	2,131,086	2,082,304	2,041,055	1,997,685
Accumulated other comprehensive income (loss), net of tax	(117,719)	(42,282)	(27,436)	(13,625)	(19,380)
Total shareholders' equity	2,093,259	2,143,631	2,129,145	2,121,677	2,114,268
Total liabilities and equity	$19,108,351	$19,192,470	$18,987,324	$18,925,211	$18,801,510

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2026
($ in thousands except per share data)
(unaudited)

	Quarter Ended					Nine Months Ended
INCOME STATEMENTS	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025	9/30/2026	9/30/2025
Interest and fees on LHFS & LHFI-FTE	$211,990	$209,557	$205,117	$211,716	$214,636	$626,664	$625,642
Interest on securities	27,914	26,952	26,781	26,587	26,625	81,647	78,950
Other interest income	3,932	3,854	3,147	3,967	4,233	10,933	12,813
Total interest income-FTE	243,836	240,363	235,045	242,270	245,494	719,244	717,405
Interest on deposits	67,582	62,629	62,719	67,696	71,065	192,930	206,960
Interest on fed funds purchased and repurchases	1,843	3,748	3,975	4,089	4,626	9,566	13,437
Other interest expense	3,843	5,426	4,817	4,659	4,585	14,086	15,643
Total interest expense	73,268	71,803	71,511	76,444	80,276	216,582	236,040
Net interest income-FTE	170,568	168,560	163,534	165,826	165,218	502,662	481,365
PCL, LHFI	1,179	4,452	4,688	(550)	1,390	10,319	14,861
PCL, off-balance sheet credit exposures	1,085	1,531	(1,948)	1,765	295	668	(3,206)
PCL, LHFI sale of 1-4 family mortgage loans	—	(9,227)	—	—	—	(9,227)	—
Net interest income after provision-FTE	168,304	171,804	160,794	164,611	163,533	500,902	469,710
Service charges on deposit accounts	10,626	10,375	10,654	11,184	11,251	31,655	32,472
Bank card and other fees	8,149	8,743	7,988	8,646	8,318	24,880	24,736
Mortgage banking, net	7,880	8,914	8,934	7,527	8,182	25,728	25,555
Wealth management	11,161	10,922	10,393	11,133	9,798	32,476	28,979
Other, net	1,677	3,617	4,376	2,745	2,382	9,670	10,663
Gain on sale-leaseback, net	61,518	—	—	—	—	61,518	—
Securities gains (losses), net	(61,511)	—	—	—	—	(61,511)	—
Total noninterest income	39,500	42,571	42,345	41,235	39,931	124,416	122,405
Salaries and employee benefits	74,684	72,990	74,242	75,079	71,508	221,916	208,298
Services and fees	29,945	29,748	27,944	27,369	28,777	87,637	82,022
Net occupancy-premises	8,555	7,728	7,826	7,835	7,774	24,109	22,666
Equipment expense	6,958	7,267	6,998	6,878	6,410	21,223	18,924
Other expense	14,294	15,950	15,149	15,011	16,464	45,393	48,148
Total noninterest expense	134,436	133,683	132,159	132,172	130,933	400,278	380,058
Income before income taxes and FTE adjustment	73,368	80,692	70,980	73,674	72,531	225,040	212,057
FTE adjustment	2,921	2,930	2,975	2,940	2,777	8,826	8,113
Income before income taxes	70,447	77,762	68,005	70,734	69,754	216,214	203,944
Income taxes	12,373	14,240	11,890	12,860	12,967	38,503	37,683
Net income	$58,074	$63,522	$56,115	$57,874	$56,787	$177,711	$166,261

Per share data
Basic earnings per share	$1.00	$1.09	$0.95	$0.97	$0.94	$3.04	$2.75
Diluted earnings per share	$1.00	$1.08	$0.95	$0.97	$0.94	$3.03	$2.74
Dividends per share	$0.25	$0.25	$0.25	$0.24	$0.24	$0.75	$0.72

Weighted average shares outstanding
Basic	57,982,213	58,470,366	58,832,130	59,691,343	60,299,193	58,425,123	60,518,751
Diluted	58,224,180	58,697,955	59,067,767	59,950,488	60,540,158	58,646,736	60,747,974
Period end shares outstanding	57,804,451	58,225,687	58,679,730	59,012,423	60,126,376	57,804,451	60,126,376

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2026
($ in thousands)
(unaudited)

	Quarter Ended
NONPERFORMING ASSETS	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025
Nonaccrual LHFI
Alabama	$11,792	$12,012	$11,151	$4,638	$3,475
Florida	488	514	553	442	460
Mississippi (1)	36,954	31,078	76,671	73,045	62,502
Tennessee (2)	2,936	2,936	2,542	2,396	2,293
Texas	2,177	3,118	5,802	3,870	15,225
Total nonaccrual LHFI	54,347	49,658	96,719	84,391	83,955
Other real estate
Alabama	367	1,356	1,356	409	656
Florida	222	—	—	—	—
Mississippi (1)	1,763	2,870	5,033	5,621	5,843
Tennessee (2)	147	982	927	927	927
Texas	198	—	—	—	899
Total other real estate	2,697	5,208	7,316	6,957	8,325
Total nonperforming assets	$57,044	$54,866	$104,035	$91,348	$92,280

LOANS PAST DUE OVER 90 DAYS
LHFI	$4,127	$3,065	$3,745	$5,097	$4,853

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$103,895	$109,508	$116,395	$98,939	$77,859

	Quarter Ended					Nine Months Ended
ACL LHFI	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025	9/30/2026	9/30/2025
Beginning Balance	$148,189	$160,431	$157,071	$165,242	$168,237	$157,071	$160,270
PCL, LHFI	1,179	4,452	4,688	(550)	1,390	10,319	14,861
PCL, LHFI sale of 1-4 family mortgage loans	—	(9,227)	—	—	—	(9,227)	—
Charge-offs, sale of 1-4 family mortgage loans	—	(6,316)	—	—	—	(6,316)	—
Charge-offs	(3,354)	(3,493)	(3,686)	(9,892)	(6,775)	(10,533)	(16,856)
Recoveries	2,324	2,342	2,358	2,271	2,390	7,024	6,967
Net (charge-offs) recoveries	(1,030)	(7,467)	(1,328)	(7,621)	(4,385)	(9,825)	(9,889)
Ending Balance	$148,338	$148,189	$160,431	$157,071	$165,242	$148,338	$165,242

NET (CHARGE-OFFS) RECOVERIES
Alabama	$(74)	$(140)	$(104)	$(426)	$(3,069)	$(318)	$(5,607)
Florida	(37)	73	(35)	204	2	1	136
Mississippi (1)	(836)	(7,287)	(626)	(1,468)	(1,520)	(8,749)	(3,922)
Tennessee (2)	(41)	(185)	7	(82)	(182)	(219)	(741)
Texas	(42)	72	(570)	(5,849)	384	(540)	245
Total net (charge-offs) recoveries	$(1,030)	$(7,467)	$(1,328)	$(7,621)	$(4,385)	$(9,825)	$(9,889)

(1) Mississippi includes Central and Southern Mississippi Regions.
(2) Tennessee includes Memphis, Tennessee and Northern Mississippi Regions.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
September 30, 2026
(unaudited)

	Quarter Ended					Nine Months Ended
FINANCIAL RATIOS AND OTHER DATA	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025	9/30/2026	9/30/2025
Return on average equity	10.74%	11.88%	10.62%	10.80%	10.78%	11.08%	10.89%
Return on average tangible equity	12.72%	14.08%	12.58%	12.82%	12.84%	13.13%	13.03%
Return on average assets	1.21%	1.33%	1.20%	1.23%	1.21%	1.25%	1.21%
Interest margin - Yield - FTE	5.49%	5.47%	5.47%	5.56%	5.69%	5.48%	5.66%
Interest margin - Cost	1.65%	1.63%	1.66%	1.75%	1.86%	1.65%	1.86%
Net interest margin - FTE	3.84%	3.84%	3.81%	3.81%	3.83%	3.83%	3.80%
Efficiency ratio (1)	63.21%	62.15%	63.25%	62.69%	61.98%	62.87%	61.67%
Full-time equivalent employees	2,574	2,583	2,530	2,543	2,539

CREDIT QUALITY RATIOS
Net (recoveries) charge-offs (excl sale of 1-4 family mortgage loans) / average loans (LHFS + LHFI)	0.03%	0.03%	0.04%	0.22%	0.13%	0.03%	0.10%
PCL, LHFI / average loans (LHFS + LHFI)	0.03%	0.13%	0.14%	-0.02%	0.04%	0.10%	0.15%
Nonaccrual LHFI / (LHFI + LHFS)	0.39%	0.35%	0.68%	0.60%	0.61%
Nonperforming assets / (LHFI + LHFS)	0.40%	0.39%	0.73%	0.65%	0.67%
Nonperforming assets / (LHFI + LHFS + other real estate)	0.40%	0.39%	0.73%	0.65%	0.67%
ACL LHFI / LHFI	1.07%	1.07%	1.16%	1.15%	1.22%
ACL LHFI-commercial / commercial LHFI	0.90%	0.90%	0.88%	0.91%	1.00%
ACL LHFI-consumer / consumer and home mortgage LHFI	1.61%	1.63%	2.09%	1.94%	1.95%
ACL LHFI / nonaccrual LHFI	272.95%	298.42%	165.87%	186.12%	196.82%
ACL LHFI / nonaccrual LHFI (excl individually analyzed loans)	560.10%	797.98%	200.69%	209.18%	239.69%

CAPITAL RATIOS
Total equity / total assets	10.95%	11.17%	11.21%	11.21%	11.25%
Tangible equity / tangible assets	9.37%	9.59%	9.62%	9.61%	9.64%
Tangible equity / risk-weighted assets	11.15%	11.52%	11.44%	11.54%	11.66%
Tier 1 leverage ratio	10.39%	10.25%	10.19%	10.18%	10.26%
Common equity tier 1 capital ratio	11.98%	11.87%	11.70%	11.72%	11.88%
Tier 1 risk-based capital ratio	12.36%	12.26%	12.09%	12.11%	12.27%
Total risk-based capital ratio	14.57%	14.47%	14.37%	14.41%	14.33%

STOCK PERFORMANCE
Market value-Close	$44.83	$46.01	$42.14	$38.95	$39.60
Book value	$36.21	$36.82	$36.28	$35.95	$35.16
Tangible book value	$30.42	$31.07	$30.58	$30.28	$29.60

(1) See Note 8 – Non-GAAP Financial Measures in the Notes to Consolidated Financials for Trustmark’s efficiency ratio calculation.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2026
($ in thousands)
(unaudited)

Note 1 – Non-Routine Transactions

On September 3, 2026, Trustmark Bank (TB) entered into and simultaneously closed a sale-leaseback transaction for the purchase and sale of real property (the Sale Agreement) with entities affiliated with Blue Owl Real Estate Capital LLC (collectively, Blue Owl), providing for the sale to Blue Owl of 34 bank branch properties owned and operated by TB (collectively, the Branches) for an aggregate cash net purchase price of $91.7 million. The Branches are located in Mississippi, Florida, Tennessee, Alabama and Texas.

Under the Sale Agreement, TB entered into, concurrently with the closing of the sale of the Branches, triple net lease agreements (the Lease Agreements) with Blue Owl, pursuant to which TB leased each of the Branches (the sale of the Branches pursuant to the Sale Agreement, and the lease of the Branches pursuant to the Lease Agreements, are collectively referred to as the Sale-leaseback Transaction). Each of the Lease Agreements has an initial term of 15 years and provides TB with three consecutive renewal options of five years each. The initial aggregate annual rent payable by TB under the Lease Agreements is $6.4 million, subject to a 1.5% annual rent escalation during the initial term and the renewal terms, if exercised. TB will continue to operate the Branches as bank branches with the same service offerings. The sale of the Branches resulted in a pre-tax gain of $61.5 million, after transaction-related expenses. With the Sale-leaseback Transaction, Trustmark recorded additional lease right-of-use assets of $72.5 million and operating lease liabilities of $72.6 million.

Following the completion of the Sale-leaseback Transaction, Trustmark executed a restructuring of its investment securities portfolio by reclassifying its securities held to maturity to securities available for sale. Trustmark then sold approximately $629.5 million of lower-yielding investment securities with a weighted-average yield of approximately 1.4% and purchased approximately $628.0 million of investment securities with a weighted-average yield of approximately 5.0%, which resulted in a pre-tax loss of approximately $61.5 million.

During the second quarter of 2026, Trustmark sold a portfolio of 1-4 family mortgage loans that were primarily three payments delinquent and/or nonaccrual. The following table illustrates the financial components of the sale:

Proceeds from the sale of 1-4 family mortgage loans, net of fees		$62,477
Book value of loans sold		(73,798)
Loss on sale		(11,321)
Less: Credit-related portion of loss from loans sold (recorded as charge-offs against the allowance for credit losses)		6,316
Noncredit-related portion of loss from loans sold (recorded to noninterest income in Other, net)	(a)	$(5,005)

Allowance for credit losses released from the sale		$(15,543)
Credit-related portion of loss from loans sold		6,316
Negative PCL, LHFI sale of 1-4 family mortgage loans	(b)	$(9,227)

Net increase in pre-tax income from the sale of 1-4 family mortgage loans	(a)-(b)=	$4,222

Additionally, during the second quarter of 2026, Visa and TB completed an exchange, offered by Visa, in which TB received Visa B-3 shares and Visa C shares for its Visa B-2 shares. Two-thirds of the Visa C shares that were received by TB were converted to Visa A shares and sold for a gain of $3.3 million ($2.5 million, net of taxes). One-third of the Visa C shares that were received were recognized at fair value, which resulted in a gain of $1.7 million ($1.2 million, net of taxes). During the third quarter of 2026, TB converted the remaining one-third Visa C shares to Visa A shares and sold them for approximately the same carrying value at June 30, 2026. The total gain on Visa shares was recorded to noninterest income in Other, net. The Visa B-3 shares were recorded at their nominal carrying value.

Note 2 – Subordinated Notes Payable

During the fourth quarter of 2025, Trustmark agreed to issue and sell $175.0 million aggregate principal amount of its 6.00% Fixed-to-Floating Rate Subordinated Notes (the Notes) due December 1, 2035. The Notes were sold at an underwriting discount of 1.1%, resulting in net proceeds to Trustmark of $173.1 million before deducting offering expenses. Trustmark used the net proceeds from the offering, after the payment of offering expenses, to repay the existing $125.0 million of aggregate principal amount of its outstanding 3.625% Fixed-to-Floating Rate Subordinated Notes due December 1, 2030 plus accrued interest, and for general corporate purposes.

The Notes are unsecured obligations and are subordinated in right of payment to all of Trustmark’s existing and future senior indebtedness, whether secured or unsecured. The Notes are obligations of Trustmark only and are not obligations of, and are not guaranteed by, any of its subsidiaries, including TB. The Notes qualify as Tier 2 capital for Trustmark. The Notes may be redeemed at Trustmark’s option under certain circumstances.

From and including the date of issuance to, but excluding, December 1, 2030 (unless redeemed prior to such date), the Notes bear interest at a rate of 6.00% per year, payable semiannually in arrears on June 1 and December 1 of each year, commencing on June 1, 2026. From and including December 1, 2030 to, but excluding, the maturity date (unless redeemed prior to such date), the Notes will bear interest at a floating rate per year equal to the Three-Month Term Secured Overnight Financing Rate (SOFR), plus 260 basis points, payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, commencing on March 1, 2031.

At September 30, 2026, the carrying amount of the Notes was $172.2 million.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2026
($ in thousands)
(unaudited)

Note 3 – Securities Available for Sale and Held to Maturity

The following table is a summary of the estimated fair value of securities available for sale and the amortized cost of securities held to maturity:

	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025
SECURITIES AVAILABLE FOR SALE
U.S. Treasury securities	$202,689	$207,053	$221,733	$208,948	$208,269
U.S. Government agency obligations	67,097	69,929	70,255	70,849	70,535
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	339,373	42,116	40,197	38,535	35,806
Issued by FNMA and FHLMC	1,532,601	1,255,507	1,214,980	1,187,759	1,126,931
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	54,941	—	—	—	—
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	771,626	367,019	366,670	370,739	372,704
Total securities available for sale	$2,968,327	$1,941,624	$1,913,835	$1,876,830	$1,814,245

SECURITIES HELD TO MATURITY
U.S. Treasury securities	$—	$30,995	$30,804	$30,615	$30,421
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	—	12,441	12,733	13,154	14,353
Issued by FNMA and FHLMC	—	346,802	359,768	372,311	384,625
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	—	84,529	90,748	96,667	103,041
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	—	660,056	665,623	694,707	736,019
Total securities held to maturity	$—	$1,134,823	$1,159,676	$1,207,454	$1,268,459

As previously mentioned, Trustmark executed a restructuring of its investment securities portfolio by reclassifying its securities held to maturity to securities available for sale during the third quarter of 2026. At the transfer date, Trustmark reclassified $1.118 billion of securities held to maturity to securities available for sale. As a result of the transfer, Trustmark intends to classify any new securities purchased as securities available for sale and does not anticipate using the held to maturity classification for the foreseeable future. See Note 1 – Non-Routine Transactions for further details.

At September 30, 2026, the net unamortized, unrealized loss included in accumulated other comprehensive income (loss) in the accompanying balance sheet for securities available for sale that had previously been transferred to held to maturity totaled $7.2 million.

Management continues to focus on asset quality as one of the strategic goals of the securities portfolio, which is evidenced by the investment of 100.0% of the portfolio in U.S. Treasury securities, direct obligations of government agencies and GSE-backed obligations. None of the securities owned by Trustmark are collateralized by assets which are considered sub-prime. Furthermore, outside of stock ownership in the Federal Home Loan Bank of Dallas and Federal Reserve Bank, Trustmark does not hold any other equity investment in a GSE.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2026
($ in thousands)
(unaudited)

Note 4 – Loan Composition

LHFI consisted of the following during the periods presented:

LHFI BY TYPE	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025
Loans secured by real estate:
Construction, land development and other land loans	$1,275,984	$1,216,800	$1,205,698	$1,144,591	$1,241,827
Secured by 1-4 family residential properties	3,138,636	3,078,565	3,059,727	3,056,189	3,054,869
Secured by nonfarm, nonresidential properties	3,192,249	3,198,800	3,289,115	3,304,523	3,299,819
Other real estate secured	1,935,208	1,990,550	2,079,222	2,124,272	2,055,712
Commercial and industrial loans	2,212,869	2,294,721	2,166,425	1,999,464	1,903,606
Consumer loans	160,350	156,254	154,787	159,158	151,287
State and other political subdivision loans	1,003,890	1,046,511	1,059,624	1,061,584	1,028,396
Other loans and leases	949,985	930,822	863,373	824,452	812,640
LHFI	13,869,171	13,913,023	13,877,971	13,674,233	13,548,156
ACL LHFI	(148,338)	(148,189)	(160,431)	(157,071)	(165,242)
Net LHFI	$13,720,833	$13,764,834	$13,717,540	$13,517,162	$13,382,914

The following table presents the LHFI composition based upon the region where the loan was originated and reflects each region’s diversified mix of loans:

	September 30, 2026
LHFI - COMPOSITION BY REGION	Total	Alabama	Florida	Georgia	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas
Loans secured by real estate:
Construction, land development and other land loans	$1,275,984	$455,909	$25,806	$105,153	$345,642	$39,553	$303,921
Secured by 1-4 family residential properties	3,138,636	174,649	65,284	—	2,761,606	93,125	43,972
Secured by nonfarm, nonresidential properties	3,192,249	793,884	151,963	183,497	1,481,129	103,637	478,139
Other real estate secured	1,935,208	703,305	1,534	313,684	596,341	7,037	313,307
Commercial and industrial loans	2,212,869	648,747	25,164	403,069	747,545	135,609	252,735
Consumer loans	160,350	19,745	8,755	—	88,322	10,618	32,910
State and other political subdivision loans	1,003,890	48,978	55,003	4,690	775,352	31,566	88,301
Other loans and leases	949,985	24,575	4,765	554,618	250,515	58,526	56,986
Loans	$13,869,171	$2,869,792	$338,274	$1,564,711	$7,046,452	$479,671	$1,570,271

CONSTRUCTION, LAND DEVELOPMENT AND OTHER LAND LOANS BY REGION
Lots	$85,078	$34,618	$11,198	$—	$20,550	$3,896	$14,816
Development	77,456	38,722	—	—	12,729	10,776	15,229
Unimproved land	79,546	24,818	5,958	—	22,186	4,557	22,027
1-4 family construction	355,679	185,816	8,650	12,018	70,903	20,037	58,255
Other construction	678,225	171,935	—	93,135	219,274	287	193,594
Construction, land development and other land loans	$1,275,984	$455,909	$25,806	$105,153	$345,642	$39,553	$303,921

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2026
($ in thousands)
(unaudited)

Note 4 – Loan Composition (continued)

	September 30, 2026
	Total	Alabama	Florida	Georgia	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas

LOANS SECURED BY NONFARM, NONRESIDENTIAL PROPERTIES BY REGION
Non-owner occupied:
Retail	$246,032	$83,270	$9,756	$19,175	$67,548	$16,669	$49,614
Office	187,460	44,820	16,782	—	85,057	2,468	38,333
Hotel/motel	207,752	122,119	22,760	—	51,501	11,372	—
Mini-storage	199,398	48,355	738	54,854	95,109	342	—
Industrial & warehouses	540,778	97,429	18,617	59,468	281,408	2,904	80,952
Health care	124,921	106,469	641	—	15,589	293	1,929
Convenience stores	16,216	1,254	356	—	8,789	122	5,695
Nursing homes/senior living	162,414	13,948	—	—	124,452	2,885	21,129
Other	194,143	34,736	7,614	50,000	60,991	5,494	35,308
Total non-owner occupied loans	1,879,114	552,400	77,264	183,497	790,444	42,549	232,960

Owner-occupied:
Office	150,402	44,360	27,303	—	42,442	9,895	26,402
Churches	54,565	9,243	3,351	—	37,042	1,745	3,184
Industrial & warehouses	217,650	16,702	6,661	—	68,956	8,771	116,560
Health care	81,578	4,630	13,553	—	57,953	2,049	3,393
Convenience stores	94,334	5,133	2,417	—	54,023	—	32,761
Retail	81,669	16,574	12,614	—	39,287	6,613	6,581
Restaurants	69,171	2,217	1,531	—	36,738	23,745	4,940
Auto dealerships	16,173	1,046	121	—	13,975	1,031	—
Nursing homes/senior living	398,127	124,523	—	—	273,604	—	—
Other	149,466	17,056	7,148	—	66,665	7,239	51,358
Total owner-occupied loans	1,313,135	241,484	74,699	—	690,685	61,088	245,179
Loans secured by nonfarm, nonresidential properties	$3,192,249	$793,884	$151,963	$183,497	$1,481,129	$103,637	$478,139

Note 5 – Yields on Earning Assets and Costs of Interest-Bearing Liabilities

The following table illustrates the yields on earning assets by category as well as the costs of interest-bearing liabilities on a tax equivalent basis. The cost of total deposits includes both interest-bearing deposits and noninterest-bearing deposits. The net interest margin, which equals reported net interest income-FTE, annualized, as a percent of average earning assets, is also presented in the table below.

	Quarter Ended					Nine Months Ended
	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025	9/30/2026	9/30/2025
Securities – total	3.60%	3.52%	3.57%	3.46%	3.50%	3.56%	3.47%
LHFI & LHFS	5.97%	5.93%	5.93%	6.06%	6.21%	5.94%	6.19%
Other earning assets	3.55%	4.18%	3.46%	4.26%	4.32%	3.72%	4.39%
Total earning assets	5.49%	5.47%	5.47%	5.56%	5.69%	5.48%	5.66%

Interest-bearing deposits	2.09%	2.00%	2.02%	2.16%	2.32%	2.04%	2.30%
Fed funds purchased & repurchases	3.77%	3.75%	3.75%	4.03%	4.37%	3.76%	4.34%
Other borrowings	4.12%	3.98%	3.80%	4.61%	3.88%	3.95%	3.88%
Total interest-bearing liabilities	2.17%	2.13%	2.15%	2.29%	2.44%	2.15%	2.43%

Total deposits	1.67%	1.59%	1.63%	1.72%	1.84%	1.63%	1.82%

Net interest margin	3.84%	3.84%	3.81%	3.81%	3.83%	3.83%	3.80%

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2026
($ in thousands)
(unaudited)

Note 5 – Yields on Earning Assets and Costs of Interest-Bearing Liabilities (continued)

The net interest margin remained flat when compared to the second quarter of 2026, totaling 3.84% for the third quarter as the increases in the yields on the securities and the LHFI & LHFS portfolios were offset by an increase in the costs of interest-bearing deposits.

Note 6 – Mortgage Banking

Trustmark utilizes a portfolio of exchange-traded derivative instruments, such as Treasury note futures contracts and option contracts, to achieve a fair value return that offsets the changes in fair value of mortgage servicing rights (MSR) attributable to interest rates. These transactions are considered freestanding derivatives that do not otherwise qualify for hedge accounting under generally accepted accounting principles (GAAP). Changes in the fair value of these exchange-traded derivative instruments, including administrative costs, are recorded in noninterest income in mortgage banking, net and are offset by the changes in the fair value of the MSR. The MSR fair value represents the present value of future cash flows, which among other things includes decay and the effect of changes in interest rates. Ineffectiveness of hedging the MSR fair value is measured by comparing the change in value of hedge instruments to the change in the fair value of the MSR asset attributable to changes in interest rates and other market driven changes in valuation inputs and assumptions. The impact of this strategy resulted in a net positive hedge ineffectiveness of $283 thousand during the third quarter of 2026.

The following table illustrates the components of mortgage banking revenues included in noninterest income in the accompanying income statements:

	Quarter Ended					Nine Months Ended
	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025	9/30/2026	9/30/2025
Mortgage servicing income, net	$7,520	$7,441	$7,349	$7,342	$7,251	$22,310	$21,554
Change in fair value-MSR from runoff	(3,874)	(3,531)	(3,105)	(4,141)	(3,441)	(10,510)	(9,099)
Gain on sales of loans, net	3,951	4,805	4,786	4,908	5,230	13,542	15,080
Mortgage banking income before hedge ineffectiveness	7,597	8,715	9,030	8,109	9,040	25,342	27,535
Change in fair value-MSR from market changes	14,175	3,320	3,962	(445)	(1,521)	21,457	(9,395)
Change in fair value of derivatives	(13,892)	(3,121)	(4,058)	(137)	663	(21,071)	7,415
Net positive (negative) hedge ineffectiveness	283	199	(96)	(582)	(858)	386	(1,980)
Mortgage banking, net	$7,880	$8,914	$8,934	$7,527	$8,182	$25,728	$25,555

Note 7 – Other Noninterest Income and Expense

Other noninterest income consisted of the following for the periods presented:

	Quarter Ended					Nine Months Ended
	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025	9/30/2026	9/30/2025
Partnership amortization for tax credit purposes	$(2,196)	$(2,171)	$(2,193)	$(2,380)	$(2,385)	$(6,560)	$(6,646)
Increase in life insurance cash surrender value	1,970	1,925	1,872	1,940	1,945	5,767	5,723
Loss on sale of 1-4 family mortgage loans	—	(5,005)	—	—	—	(5,005)	—
Gain on sale of Visa A shares	—	3,269	—	—	—	3,269	—
Visa C shares fair value adjustment	—	1,659	—	—	—	1,659	—
Other miscellaneous income	1,903	3,940	4,697	3,185	2,822	10,540	11,586
Total other, net	$1,677	$3,617	$4,376	$2,745	$2,382	$9,670	$10,663

Trustmark invests in partnerships that provide income tax credits on a Federal and/or State basis (i.e., new market tax credits, low-income housing tax credits and historical tax credits). The income tax credits related to these partnerships are utilized as specifically allowed by income tax law and are recorded as a reduction in income tax expense.

Other noninterest expense consisted of the following for the periods presented:

	Quarter Ended					Nine Months Ended
	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025	9/30/2026	9/30/2025
Loan expense	$3,371	$3,569	$3,230	$3,425	$3,287	$10,170	$9,456
Amortization of intangibles	—	—	—	32	31	—	94
FDIC assessment expense	3,287	3,389	3,607	3,546	3,935	10,283	12,159
Other real estate expense, net	(110)	689	183	501	1,932	762	2,543
Other miscellaneous expense	7,746	8,303	8,129	7,507	7,279	24,178	23,896
Total other expense	$14,294	$15,950	$15,149	$15,011	$16,464	$45,393	$48,148

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2026
($ in thousands)
(unaudited)

Note 8 – Non-GAAP Financial Measures

In addition to capital ratios defined by GAAP and banking regulators, Trustmark utilizes various tangible common equity measures when evaluating capital utilization and adequacy. Tangible common equity, as defined by Trustmark, represents common equity less goodwill and identifiable intangible assets. Trustmark’s Common Equity Tier 1 capital includes common stock, capital surplus and retained earnings, and is reduced by goodwill and other intangible assets, net of associated net deferred tax liabilities as well as disallowed deferred tax assets and threshold deductions as applicable.

Trustmark believes these measures are important because they reflect the level of capital available to withstand unexpected market conditions. Additionally, presentation of these measures allows readers to compare certain aspects of Trustmark’s capitalization to other organizations. These ratios differ from capital measures defined by banking regulators principally in that the numerator excludes shareholders’ equity associated with preferred securities, the nature and extent of which varies across organizations. In Management’s experience, many stock analysts use tangible common equity measures in conjunction with more traditional bank capital ratios to compare capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions.

These calculations are intended to complement the capital ratios defined by GAAP and banking regulators. Because GAAP does not include these capital ratio measures, Trustmark believes there are no comparable GAAP financial measures to these tangible common equity ratios. Despite the importance of these measures to Trustmark, there are no standardized definitions for them and, as a result, Trustmark’s calculations may not be comparable with other organizations. Also, there may be limits in the usefulness of these measures to investors. As a result, Trustmark encourages readers to consider its audited consolidated financial statements and the notes related thereto in their entirety and not to rely on any single financial measure.

		Quarter Ended					Nine Months Ended
		9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025	9/30/2026	9/30/2025
TANGIBLE EQUITY
AVERAGE BALANCES
Average shareholders' equity		$2,145,993	$2,143,847	$2,143,432	$2,126,774	$2,090,373	$2,144,433	$2,041,407
Less: Goodwill		(334,605)	(334,605)	(334,605)	(334,605)	(334,605)	(334,605)	(334,605)
Identifiable intangible assets		—	—	—	(9)	(49)	—	(80)
Average tangible shareholders' equity		$1,811,388	$1,809,242	$1,808,827	$1,792,160	$1,755,719	$1,809,828	$1,706,722

PERIOD END BALANCES
Shareholders' equity		$2,093,259	$2,143,631	$2,129,145	$2,121,677	$2,114,268
Less: Goodwill		(334,605)	(334,605)	(334,605)	(334,605)	(334,605)
Identifiable intangible assets		—	—	—	—	(32)
Tangible shareholders' equity	(a)	$1,758,654	$1,809,026	$1,794,540	$1,787,072	$1,779,631

TANGIBLE ASSETS
Assets		$19,108,351	$19,192,470	$18,987,324	$18,925,211	$18,801,510
Less: Goodwill		(334,605)	(334,605)	(334,605)	(334,605)	(334,605)
Identifiable intangible assets		—	—	—	—	(32)
Tangible assets	(b)	$18,773,746	$18,857,865	$18,652,719	$18,590,606	$18,466,873
Risk-weighted assets	(c)	$15,777,643	$15,707,804	$15,680,449	$15,483,472	$15,262,807

NET INCOME ADJUSTED FOR INTANGIBLE AMORTIZATION
Net income		$58,074	$63,522	$56,115	$57,874	$56,787	$177,711	$166,261
Plus: Intangible amortization net of tax		—	—	—	24	24	—	72
Net income adjusted for intangible amortization		$58,074	$63,522	$56,115	$57,898	$56,811	$177,711	$166,333
Period end common shares outstanding	(d)	57,804,451	58,225,687	58,679,730	59,012,423	60,126,376

TANGIBLE COMMON EQUITY MEASUREMENTS
Return on average tangible equity (1)		12.72%	14.08%	12.58%	12.82%	12.84%	13.13%	13.03%
Tangible equity/tangible assets	(a)/(b)	9.37%	9.59%	9.62%	9.61%	9.64%
Tangible equity/risk-weighted assets	(a)/(c)	11.15%	11.52%	11.44%	11.54%	11.66%
Tangible book value	(a)/(d)*1,000	$30.42	$31.07	$30.58	$30.28	$29.60

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2026
($ in thousands)
(unaudited)

Note 8 – Non-GAAP Financial Measures (continued)

Table continued from previous page.		Quarter Ended
		9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025
COMMON EQUITY TIER 1 CAPITAL (CET1)
Shareholders' equity		$2,093,259	$2,143,631	$2,129,145	$2,121,677	$2,114,268
AOCI-related adjustments		117,719	42,282	27,436	13,625	19,380
CET1 adjustments and deductions:
Goodwill net of associated deferred tax liabilities (DTLs)		(320,752)	(320,753)	(320,753)	(320,754)	(320,754)
Other adjustments and deductions for CET1 (2)		(14)	(125)	(710)	(253)	(111)
CET1 capital	(e)	1,890,212	1,865,035	1,835,118	1,814,295	1,812,783
Additional tier 1 capital instruments plus related surplus		60,000	60,000	60,000	60,000	60,000
Tier 1 capital		$1,950,212	$1,925,035	$1,895,118	$1,874,295	$1,872,783

Common equity tier 1 capital ratio	(e)/(c)	11.98%	11.87%	11.70%	11.72%	11.88%

(1)
Calculation = ((net income adjusted for intangible amortization/number of days in period)*number of days in year)/average tangible shareholders' equity.
(2)
Includes other intangible assets, net of DTLs, disallowed deferred tax assets (DTAs), threshold deductions and transition adjustments, as applicable.

Trustmark discloses certain non-GAAP financial measures because Management uses these measures for business planning purposes, including to manage Trustmark’s business against internal projected results of operations and to measure Trustmark’s performance. Trustmark views these as measures of our core operating business, which exclude the impact of the items detailed below, as these items are generally not operational in nature. These non-GAAP financial measures also provide another basis for comparing period-to-period results as presented in the accompanying selected financial data table and the audited consolidated financial statements by excluding potential differences caused by non-operational and unusual or non-recurring items. Readers are cautioned that these adjustments are not permitted under GAAP. Trustmark encourages readers to consider its consolidated financial statements and the notes related thereto in their entirety, and not to rely on any single financial measure.

The following table presents pre-provision net revenue (PPNR) during the periods presented:

		Quarter Ended					Nine Months Ended
		9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025	9/30/2026	9/30/2025
Net interest income (GAAP)	(a)	$167,647	$165,630	$160,559	$162,886	$162,441	$493,836	$473,252

Noninterest income (GAAP)		39,500	42,571	42,345	41,235	39,931	124,416	122,405
Add:	Securities (gains) losses, net	61,511	—	—	—	—	61,511	—
	Loss on sale of 1-4 family mortgage loans (incl in Other, net)	—	5,005	—	—	—	5,005	—
Less:	Gain on sale-leaseback, net	(61,518)	—	—	—	—	(61,518)	—
	Gain on sale of Visa A shares (incl in Other, net)	—	(3,269)	—	—	—	(3,269)	—
	Visa C shares fair value adjustment (incl in Other, net)	—	(1,659)	—	—	—	(1,659)	—
Adjusted noninterest income (Non-GAAP)	(b)	39,493	42,648	42,345	41,235	39,931	124,486	122,405

Adjusted pre-provision revenue	(a)+(b)=(c)	$207,140	$208,278	$202,904	$204,121	$202,372	$618,322	$595,657
Noninterest expense (GAAP)	(d)	134,436	133,683	132,159	132,172	130,933	400,278	380,058
PPNR (Non-GAAP)	(c)-(d)	$72,704	$74,595	$70,745	$71,949	$71,439	$218,044	$215,599

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2026
($ in thousands except per share data)
(unaudited)

Note 8 – Non-GAAP Financial Measures (continued)

The following table presents a reconciliation of net income (GAAP) to operating net income (Non-GAAP) along with select financial ratios during the periods presented:

	Quarter Ended					Nine Months Ended
	9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025	9/30/2026	9/30/2025
Net income (GAAP)	$58,074	$63,522	$56,115	$57,874	$56,787	$177,711	$166,261

Non-routine transactions (net of taxes):
Gain on sale-leaseback, net	(46,139)	—	—	—	—	(46,139)	—
Securities (gains) losses, net	46,133	—	—	—	—	46,133	—
PCL, LHFI sale of 1-4 family mortgage loans	—	(6,920)	—	—	—	(6,920)	—
Loss on sale of 1-4 family mortgage loans (incl in Other, net)	—	3,754	—	—	—	3,754	—
Gain on sale of Visa A shares (incl in Other, net)	—	(2,452)	—	—	—	(2,452)	—
Visa C shares fair value adjustment (incl in Other, net)	—	(1,244)	—	—	—	(1,244)	—
Operating net income (Non-GAAP)	$58,068	$56,660	$56,115	$57,874	$56,787	$170,843	$166,261

Diluted EPS - operating (Non-GAAP)	$1.00	$0.97	$0.95	$0.97	$0.94	$2.91	$2.74

Average shareholders' equity	$2,145,993	$2,143,847	$2,143,432	$2,126,774	$2,090,373	$2,144,433	$2,041,407
Impact of non-routine transactions (1)	(3)	(3,431)	—	—	—	(3,457)	—
Average shareholders' equity - operating (Non-GAAP)	$2,145,990	$2,140,416	$2,143,432	$2,126,774	$2,090,373	$2,140,976	$2,041,407

Average tangible shareholders' equity	$1,811,388	$1,809,242	$1,808,827	$1,792,160	$1,755,719	$1,809,828	$1,706,722
Impact of non-routine transactions (1)	(3)	(3,431)	—	—	—	(3,457)	—
Average tangible shareholders' equity - operating (Non-GAAP)	$1,811,385	$1,805,811	$1,808,827	$1,792,160	$1,755,719	$1,806,371	$1,706,722

FINANCIAL RATIOS - REPORTED (GAAP)
Return on average equity	10.74%	11.88%	10.62%	10.80%	10.78%	11.08%	10.89%
Return on average tangible equity	12.72%	14.08%	12.58%	12.82%	12.84%	13.13%	13.03%
Return on average assets	1.21%	1.33%	1.20%	1.23%	1.21%	1.25%	1.21%

FINANCIAL RATIOS - OPERATING (NON-GAAP)
Return on average equity	10.74%	10.62%	n/a	n/a	n/a	10.67%	n/a
Return on average tangible equity	12.72%	12.59%	n/a	n/a	n/a	12.65%	n/a
Return on average assets	1.21%	1.19%	n/a	n/a	n/a	1.20%	n/a

n/a - not applicable. Operating financial ratios (Non-GAAP) are presented only for periods that include non-routine transactions.

(1)
The quarterly average equity impact of non-routine transactions equals one-half of the net after-tax effect for the quarter. The YTD impact is calculated by multiplying each quarter's average equity impact, including the carry forward effects from prior quarters, by the number of days in each quarter divided by the number of days YTD.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
September 30, 2026
($ in thousands)
(unaudited)

Note 8 – Non-GAAP Financial Measures (continued)

The following table presents Trustmark’s calculation of its efficiency ratio for the periods presented:

			Quarter Ended					Nine Months Ended
			9/30/2026	6/30/2026	3/31/2026	12/31/2025	9/30/2025	9/30/2026	9/30/2025
	Total noninterest expense (GAAP)		$134,436	$133,683	$132,159	$132,172	$130,933	$400,278	$380,058
Less:	Other real estate expense, net		110	(689)	(183)	(501)	(1,932)	(762)	(2,543)
	Amortization of intangibles		—	—	—	(32)	(31)	—	(94)
	Charitable contributions resulting in state tax credits		(375)	(375)	(375)	(333)	(334)	(1,125)	(1,002)
	Adjusted noninterest expense (Non-GAAP)	(a)	$134,171	$132,619	$131,601	$131,306	$128,636	$398,391	$376,419

	Net interest income (GAAP)		$167,647	$165,630	$160,559	$162,886	$162,441	$493,836	$473,252
Add:	FTE adjustment		2,921	2,930	2,975	2,940	2,777	8,826	8,113
	Net interest income-FTE (Non-GAAP)	(b)	$170,568	$168,560	$163,534	$165,826	$165,218	$502,662	$481,365

	Noninterest income (GAAP)		$39,500	$42,571	$42,345	$41,235	$39,931	$124,416	$122,405
Add:	Partnership amortization for tax credit purposes		2,196	2,171	2,193	2,380	2,385	6,560	6,646
	Securities (gains) losses, net		61,511	—	—	—	—	61,511	—
	Loss on sale of 1-4 family mortgage loans (incl in Other, net)		—	5,005	—	—	—	5,005	—
Less:	Gain on sale-leaseback, net		(61,518)	—	—	—	—	(61,518)	—
	Gain on sale of Visa A shares (incl in Other, net)		—	(3,269)	—	—	—	(3,269)	—
	Visa C shares fair value adjustment (incl in Other, net)		—	(1,659)	—	—	—	(1,659)	—
	Adjusted noninterest income (Non-GAAP)	(c)	$41,689	$44,819	$44,538	$43,615	$42,316	$131,046	$129,051

	Adjusted revenue (Non-GAAP)	(b)+(c)	$212,257	$213,379	$208,072	$209,441	$207,534	$633,708	$610,416

	Efficiency ratio (Non-GAAP)	(a)/((b)+(c))	63.21%	62.15%	63.25%	62.69%	61.98%	62.87%	61.67%